UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 1, 2023
LAKELAND BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey		07438
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 697-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	LBAI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 1, 2023 Lakeland Bancorp, Inc. (“Lakeland”) held a special meeting of shareholders (the “Special Meeting”) virtually via the internet, related to the proposed combination of Provident Financial Services, Inc. (“Provident”) and Lakeland. At the close of business on December 16, 2022, the record date of the Special Meeting, there were a total of 64,809,579 shares of common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 47,057,260 shares of common stock were represented, therefore a quorum was present. At the Special Meeting, Lakeland’s shareholders voted on three proposals, as more specifically described in the joint proxy statement/prospectus of Lakeland and Provident, dated December 21, 2022 (the “Joint Proxy Statement/Prospectus”), as supplemented by the Current Report on Form 8-K filed by Lakeland with the Securities Exchange Commission on January 25, 2023. Set forth below are the final results of shareholder votes for all proposals.
Proposal 1 – Approval of the Merger Agreement
The proposal to approve the Agreement and Plan of Merger, dated September 26, 2022, by and among Provident Financial Services, Inc., NL 239 Corp. and Lakeland Bancorp, Inc., was approved by the requisite majority of votes cast by shareholders at the Special Meeting, as indicated below:
For	Against	Abstentions
46,217,094	720,660	119,506

Proposal 2 – Approval of the Merger-Related Compensation Payments
The proposal to approve, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid to the named executive officers of Lakeland in connection with the transactions contemplated by the Agreement and Plan of Merger, was approved by the requisite majority of votes cast by shareholders at the Special Meeting, as indicated below:
For	Against	Abstentions
38,066,802	7,533,339	1,457,119

Proposal 3 – Adjournment Proposal
The proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Lakeland merger proposal or to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus is timely provided to holders of Lakeland common stock, was approved by the requisite majority of votes cast by shareholders at the Special Meeting, as indicated below:
For	Against	Abstentions
41,494,700	4,219,747	1,342,813

Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Lakeland’s shareholders approved Proposal 1.
The closing of the proposed merger remains subject to regulatory approvals and certain other customary closing conditions.

Item 8.01 Other Events.

On February 1, 2023, Provident and Lakeland issued a joint press release announcing the results of the Special Meeting and the results of the special meeting of Lakeland’s shareholders held on February 1, 2023. A copy of the joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

99.1	Joint Press Release dated February 1, 2023

104.1	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAKELAND BANCORP, INC.
DATE: February 2, 2023	By:	/s/ Timothy J. Matteson
Timothy J. Matteson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary